                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this  Registration  Statement of
NuCO2 Inc. on Form S-8 of our report  dated  August 8, 2003,  except for Notes 5 and 6, as to which the date is August 25, 2003,  appearing in the Annual  Report on Form 10-K of NuCO2 Inc. for the year ended June 30, 2003 and to the reference to our firm under the heading "Experts" in the prospectus, which is part of this
Registration Statement.

/s/ Margolin, Winer & Evens LLP
Margolin, Winer & Evens LLP
Garden City, New York
April 27, 2004